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Exhibit 10.2

LETTER AMENDMENT NO. 1

to

MASTER SHELF AGREEMENT

        As of April 1, 2004

Prudential Investment Management, Inc.
The Prudential Insurance Company of America
Pruco Life Insurance Company
c/o Prudential Capital Group
Gateway Center Four
100 Mulberry Street
Newark, New Jersey 08102-4069

Ladies and Gentlemen:

        We refer to the Master Shelf Agreement dated as of June 3, 2003 (the "Agreement") among Crosstex Energy Services, L.P., a Delaware limited partnership (the "Company"), Prudential Investment Management, Inc. ("Prudential"), The Prudential Insurance Company of America ("PICA") and Pruco Life Insurance Company ("Pruco" and, together with Prudential and PICA, the "Purchasers"). Unless otherwise defined in this Letter Amendment No. 1 to Master Shelf Agreement (this "Amendment"), the terms defined in the Agreement shall be used herein as therein defined.

        The Company and its Affiliates propose to acquire LIG Pipeline Company, a Nevada corporation, pursuant to the Purchase and Sale Agreement dated as of February 13, 2004 between Crosstex Energy, L.P., a Delaware limited liability company (the "MLP") and AEP Energy Services Investments, Inc., a Delaware corporation, as amended by the First Amendment thereto dated as of February 13, 2004 (the "LIG Acquisition"). In order to effect the LIG Acquisition, the Company proposes to borrow funds under the Bank Agreement and distribute such funds in cash to the MLP (the "Cash Distribution"). The MLP proposes then to make a loan in the amount of the Cash Distribution to Crosstex Louisiana Energy, L.P., a subsidiary of the MLP ("Crosstex Louisiana"), in order to fund all or part of the purchase price in connection with the LIG Acquisition. In connection with the LIG Acquisition, the Company and its Affiliates propose to effect a reorganization as described in the Omnibus Agreement dated as of March 31, 2004 among the MLP, the Company, Crosstex Louisiana, Crosstex Operating GP, LLC, a Delaware limited liability company, the General Partner, LIG Liquids Holdings, L.P., a Delaware limited partnership, Crosstex Tuscaloosa, LLC, a Louisiana limited liability company, Crosstex Treating Services GP, LLC, a Delaware limited liability company, Crosstex Acquisition Management GP, LLC, a Delaware limited liability company, and Crosstex Gulf Coast Marketing Ltd., a Texas limited partnership (the "Omnibus Agreement"), which specifically provides that (a) Crosstex Louisiana will transfer substantially all of the assets acquired by it and its Subsidiaries pursuant to the LIG Acquisition to the Company and its Subsidiaries, (b) Crosstex Operating GP, LLC will be substituted as the general partner of the Company and (c) Crosstex Acquisition Management GP, LLC and Crosstex Treating Services GP, LLC will each merge with and into Crosstex Energy Services GP, LLC (the "Reorganization").

        In connection with the foregoing, the Company has requested that the Purchasers make certain amendments to the Agreement and grant a limited consent and waiver with respect to the LIG Acquisition, the Cash Distribution and the Reorganization. Subject to the terms and conditions specified herein, the Purchasers have indicated their willingness to make such amendments, and grant such limited consent and waiver, all as more particularly set forth herein. Accordingly, subject to satisfaction of the conditions set forth in paragraph 8 hereof, and in reliance on the representations and warranties of the Company set forth in paragraph 7 hereof, the Purchasers hereby agree with the Company to amend the Agreement as provided in paragraphs 1 through 5 below, and to grant the limited consent and waiver specified in paragraph 6 below, effective in each case as of the Amendment No. 1 Effective Date (as defined in paragraph 8 below).

1.     Amendments to Paragraph 5. Affirmative Covenants.

        (a)   Paragraph 5C. Visitation Rights. Paragraph 5C of the Agreement is hereby amended by replacing "four occasions in any calendar year" with "two occasions in any calendar year".

        (b)   Paragraph 5K. Transactions with Affiliates. Paragraph 5K of the Agreement is hereby amended by adding the following prior to the period at the end thereof:

  "; provided that this paragraph 5K shall not apply to any guaranty by the Company or a Guarantor of Debt of a Finance Entity specifically permitted by clause (xi) of paragraph 6C(2)"

        (c)   Paragraph 5 of the Agreement is amended by adding a new paragraph 5P to the end thereof, to read as follows:

          "5P. Post-Closing Requirements.

            (i)    Within five Business Days following the Amendment No. 1 Effective Date (or, with respect to clause (g) below, within a commercially reasonable period of time following the Amendment No. 1 Effective Date), the Company shall deliver or cause to be delivered to each Holder the following, each in form, scope and substance satisfactory to the Required Holder(s):

              (a)   except as otherwise provided by clause (ii) of this paragraph 5P and as determined by the Required Holder(s), new Security Documents and appropriate UCC-1 and UCC-3 Financing Statements, describing as Collateral the Property being acquired by the Company and its Subsidiaries pursuant to the LIG Acquisition Documents and the Reorganization (as defined in Amendment No. 1);

              (b)   Guaranties or supplements thereto executed by each of Crosstex Tuscaloosa, LLC, a Louisiana limited liability company, Crosstex LIG, LLC, a Louisiana limited liability company, and Crosstex LIG Liquids, LLC, a Louisiana limited liability company (collectively, the "New Subsidiary Guarantors");

              (c)   an Amended and Restated Pledge Agreement executed among the General Partner, the MLP and the Collateral Agent;

              (d)   a Pledge Agreement executed by Crosstex Energy Services GP, LLC;

              (e)   Supplements to the Intercreditor Agreement executed by each of the New Subsidiary Guarantors;

              (f)    a certificate of the secretary or assistant secretary of the General Partner certifying (I) the existence of the Company and the General Partner, (II) its organizational documents and the Company Partnership Agreement, (III) the resolutions of the General Partner approving the LIG Acquisition, the Cash Distribution (as defined in Amendment No. 1), the Reorganization (as defined in Amendment No. 1) and the Loan Documents (other than Amendment No. 1) executed and delivered on or before the date of such certificate, and (IV) all documents evidencing other necessary corporate, partnership or limited liability company action and governmental approvals, if any, with respect to Amendment No. 1 and the other Loan Documents;

              (g)   a certificate of the secretary or assistant secretary of each of the Guarantors certifying (I) either (A) that there have been no changes to such Guarantor's organizational documents since June 3, 2003, or (B) its attached organizational documents, (II) the resolutions of the governing body of such Guarantor approving the Loan Documents (other than Amendment No. 1) executed and delivered by such Guarantor on or before the date of such certificate, and (III) all documents evidencing other necessary corporate, partnership or limited liability company action and governmental approvals, if any, with respect to Amendment No. 1 and the other Loan Documents executed and delivered on or before the date of such certificate;

              (h)   certificates of good standing, existence and authority for the Company, the General Partner, the MLP and each of the Guarantors from each of the states in which the Company, each such Partner and each of the Guarantors is organized;

              (i)    a favorable opinion of Thompson & Knight L.L.P., outside Texas counsel to the Company, the General Partner, the MLP and the Guarantors;

              (j)    a favorable opinion of Taylor, Porter, Brooks & Phillips L.L.P., outside Louisiana counsel to the Company, the General Partner, the MLP and the New Subsidiary Guarantors;

              (k)   certificate(s) of insurance naming the Collateral Agent as loss payee or additional insured evidencing insurance which meets the requirements of this Agreement and the Security Documents and which is in amount, form and substance and from an issuer satisfactory to the Required Holder(s); and

              (l)    such other approvals, opinions, evidence and documents as the Required Holder(s) may reasonably request.

            (ii)   Within 120 days following the Amendment No. 1 Effective Date, the Company shall deliver or cause to be delivered to each Holder the following, each in form, scope and substance satisfactory to the Required Holder(s):

              (a)   new Mortgages, other Security Documents and appropriate UCC-1 and UCC-3 Financing Statements, describing as Collateral the Property being acquired by the Company and its Subsidiaries pursuant to the LIG Acquisition Documents and the Reorganization (as defined in Amendment No. 1), to the extent any of the foregoing were not required to be delivered by such Purchaser pursuant to clause (i) of this paragraph 5P; and

              (b)   a favorable opinion of Taylor, Porter, Brooks & Phillips L.L.P., outside Louisiana counsel to the Company, the General Partner and the New Subsidiary Guarantors with respect to such Security Documents."

2.     Amendments to Paragraph 6. Negative Covenants.

        (a)   Paragraph 6A(1). Current Ratio. Paragraph 6A(1) of the Agreement is amended by deleting such paragraph in its entirety and replacing it with the following:

          "6A(1). [Intentionally omitted.]"

        (b)   Paragraph 6A(4). Minimum Tangible Net Worth. Paragraph 6A(4) of the Agreement is amended by replacing "$60,000,000" with "$90,000,000" and replacing "December 31, 2002" with "March 31, 2004".

        (c)   Paragraph 6C(1). Liens, Etc.

          (I)   Clause (v) of paragraph 6C(1) of the Agreement is amended by deleting such clause in its entirety and replacing it with the following:

            "(v) the negative pledge contained in the Bank Agreement and the negative pledge contained in any agreement, instrument or document executed at any time in connection with Debt permitted by clause (xi) of paragraph 6C(2); provided that any such negative pledge in connection with Debt permitted by clause (xi) of paragraph 6C(2) shall not place any restriction on the creation or existence of any Lien now or hereafter securing the Obligations or, as a result of the creation or existence of any Lien securing the Obligations, cause or require the creation of any Lien securing such Debt;"

          (II)  Clause (vii) of paragraph 6C(1) of the Agreement is amended by replacing "$500,000" with "$1,000,000".

        (d)   Paragraph 6C(2). Debt.

          (I)   Clause (vii) of paragraph 6C(2) of the Agreement is amended by replacing "$5,000,000" with "$7,500,000".

          (II)  Clause (viii) of paragraph 6C(2) of the Agreement is amended by replacing "$3,000,000" with "$10,000,000".

          (III) Clause (ix) of paragraph 6C(2) of the Agreement is amended by deleting "and" at the end thereof.

          (IV) Clause (x) of paragraph 6C(2) of the Agreement is amended by replacing "$5,000,000" with "$7,500,000" and replacing the period at the end thereof with "; and".

          (V)  Paragraph 6C(2) of the Agreement is amended by adding a new clause (xi) at the end thereof, to read as follows:

            "(xi) unsecured Debt of the Company and/or a Finance Entity not exceeding $125,000,000 in aggregate principal amount at any time outstanding and any unsecured guaranty of such Debt by the Company or any Guarantor; provided that (a) such Debt is issued within 90 days of the Amendment No. 1 Effective Date and (b) the maturity of such Debt is at least seven years after the issuance thereof."

        (e)   Paragraph 6C(3). Investments in Other Persons. Clause (vi) of paragraph 6C(3) of the Agreement is amended by replacing "Limited Partner" with "MLP".

        (f)    Paragraph 6C(5). Sales, Etc. of Property. Clause (vii) of paragraph 6C(5) of the Agreement is amended by replacing "$3,000,000" with "$5,000,000".

        (g)   Paragraph 6I. Amendment of Company Partnership Agreement. Paragraph 6I of the Agreement is amended by deleting such paragraph in its entirety and replacing it with the following:

          "6I. Amendment of Company Partnership Agreement. The Company will not amend, modify or supplement (i) the definition of "Available Cash" without the prior written consent of the Required Holders, (ii) the rights of the OLP Preferred Units or the obligations of the Company with respect to such holders or the OLP Preferred Units without the prior written consent of the Required Holders or (iii) any other provision of the Company Partnership Agreement if such amendment, modification or supplement would be materially adverse to the interests of the Holders without the prior written consent of the Required Holders."

        (h)   Paragraph 6J. Bank Agreement. Paragraph 6J of the Agreement is amended by replacing "$100,000,000" with "$200,000,000".

3.     Amendments to Paragraph 7A. Acceleration.

        (a)   Clause (iii) of paragraph 7A of the Agreement is amended by replacing "$3,000,000" with "$5,000,000".

        (b)   Clause (v) of paragraph 7A of the Agreement is amended by replacing "5A(iii), 5E, 5I or 5N" with "5A(iii), 5E, 5I, 5N or 5P".

        (c)   Clause (xiii)(a) of paragraph 7A of the Agreement is amended by replacing "$3,000,000" with "$5,000,000".

4.     Amendment to Paragraph 8U. Ownership.

        Clause (a) of paragraph 8U of the Agreement is amended by deleting such clause in its entirety and replacing it with the following:

          "(a) The General Partner is the sole general partner of the Company, and the Limited Partners are the only limited partners of the Company. As of the date hereof, (i) the General Partner is the legal and beneficial owner of 0.001% of the OLP Common Units in the Company, and (ii) the MLP is the legal and beneficial owner of 99.999% of the OLP Common Units in the Company and 100% of the membership interests of the General Partner. No part of the partnership interests in the Company or the membership interests of the General Partner is subject to any Lien, other than preferential rights of the Partners under the Company Partnership Agreement and Liens in favor of the Collateral Agent."

5.     Amendments to Paragraph 10B. Other Terms.

        (a)   Paragraph 10B of the Agreement is amended by inserting each of the following new definitions in the appropriate alphabetical positions:

          "Amendment No. 1" shall mean Letter Amendment No. 1 to this Agreement, dated as of April 1, 2004.

          "Amendment No. 1 Effective Date" shall mean the date on which Amendment No. 1 shall have become effective in accordance with its terms.

          "Finance Entity" means any Subsidiary of the MLP that is not also a Subsidiary of the Company and that is formed for the purpose of issuing Debt specifically permitted by clause (xi) of paragraph 6C(2).

          "LIG Acquisition" the acquisition of LIG Pipeline Company, a Nevada corporation, pursuant to the LIG Purchase and Sale Agreement.

          "LIG Purchase and Sale Agreement" means the Purchase and Sale Agreement dated as of February 13, 2004 between the MLP and AEP Energy Services Investments, Inc., a Delaware corporation, as amended by the First Amendment thereto dated as of February 13, 2004.

          "LIG Acquisition Documents" means the LIG Purchase and Sale Agreement and all other agreements, instruments or documents executed in connection therewith or otherwise related to the LIG Acquisition.

          "MLP" means Crosstex Energy, L.P., a Delaware limited partnership.

          "OLP Common Units" has the meaning set forth in the Company Partnership Agreement.

          "OLP Preferred Units" has the meaning set forth in the Company Partnership Agreement."

        (b)   Paragraph 10B of the Agreement is further amended by replacing the definitions of "Bank Agreement", "Change of Control", "General Partner", "Limited Partner", "Pledge Agreements" and

"Responsible Officer" therein with the following, and each reference in the Agreement to "Limited Partner" shall be amended to refer to "Limited Partners":

          " "Bank Agreement" means the Second Amended and Restated Credit Agreement dated as of November 26, 2002 among the Company, the Banks, Union Bank of California, N.A., as Administrative Agent, and The Royal Bank of Canada, as Syndication Agent, as amended by that certain First Amendment thereto dated June 3, 2003, that certain Second Amendment thereto dated as of October 30, 2003 and that certain Third Amendment thereto dated as of April 1, 2004, and as further amended, modified or supplemented from time to time as permitted by this Agreement.

          "Change of Control" means (a) the General Partner is no longer the sole general partner of the Company, (b) the MLP owns less than 99.999% of the OLP Common Units, (c) the failure of the MLP to own, directly or indirectly, 100% of the outstanding equity interests of any holder of OLP Preferred Units or (d) individuals who, at the beginning of any period of 12 consecutive months, constitute the General Partner's Board of Directors cease for any reason (other than death or disability) to constitute a majority of the General Partner's Board of Directors then in office.

          "General Partner" shall mean Crosstex Operating GP, LLC, a Delaware limited liability company.

          "Limited Partners" means the MLP and the holders of the OLP Preferred Units.

          "Pledge Agreements" means (a) the Amended and Restated Pledge Agreement among the Partners and the Collateral Agent in substantially the form of Exhibit J attached hereto, (b) the Amended and Restated Pledge Agreement between Crosstex Treating Services, GP, LLC and the Collateral Agent in substantially the form of Exhibit K attached hereto, each as amended by the respective First Amendments thereto dated as of June 3, 2003, (c) the Pledge Agreement, dated as of June 3, 2003, between Crosstex Acquisition Management GP and the Collateral Agent in substantially the form of Exhibit L attached hereto, and (d) any other pledge agreements executed at any time in connection with securing any Obligations, in each case as the same may hereafter be amended, modified, supplemented or replaced from time-to-time.

          "Responsible Officer" means the Chief Executive Officer, President, Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, Treasurer or Assistant Treasurer of the General Partner."

        (c)   Paragraph 10B of the Agreement is further amended by replacing "Limited Partner" with "MLP" in the definitions of "Guarantor" and "Guaranty" therein.

        (d)   Paragraph 10B of the Agreement is further amended by deleting the definition of "Renewal Fee" therein.

        6.     Limited Consent and Waiver. Subject to satisfaction of the conditions set forth in paragraph 8 hereof, and in reliance on the representations and warranties of the Company set forth in paragraph 7 hereof, effective as of the Amendment No. 1 Effective Date, the Purchasers hereby (i) consent to the LIG Acquisition, the Cash Distribution and the Reorganization, (ii) consent to the amendment and restatement of the Company Partnership Agreement, in the form delivered to the Purchasers on the date hereof (the "OLP Restatement") and (iii) waive any and all Defaults or Events of Default arising or which may heretofore have arisen under the Agreement or any of the other Loan Documents as a result of the execution, delivery or performance of the transactions and agreements in connection with the LIG Acquisition, the Cash Distribution, the Reorganization or the OLP Restatement; provided that if the Reorganization is not completed as described in the Omnibus Agreement and such failure to be completed as described in the Omnibus Agreement would be materially adverse to the Holders, the foregoing limited consent and waiver shall be void; provided, further, that the foregoing limited consent and waiver shall not apply to any violation of paragraph 6B of the Agreement (other than as a result of the Cash Distribution), to any amendment, modification or supplement to the definition of "Available Cash" in the Company Partnership Agreement or to any other amendment, restatement, supplement or other modification of the Company Partnership Agreement other than the OLP Restatement. The foregoing consent and waiver shall be limited precisely as written and shall relate solely to the Agreement in the manner and to the extent described herein, and nothing in this Amendment shall be deemed to (i) constitute a waiver of compliance by the Company with respect to any term, provision or condition of the Agreement or any other Loan Document except as specifically provided herein, or (ii) prejudice any right or remedy that any holder of Notes may now have (after giving effect to the foregoing consent and waiver) or may have in the future under or in connection with the Agreement or any other Loan Document. The Company agrees to deliver to each Purchaser copies of all amendments, modifications or supplements to the Omnibus Agreement.

        7.     Representations and Warranties. In order to induce the Purchasers to enter into this Amendment, the Company hereby represents and warrants as follows:

        (a)   The execution, delivery and performance by the Company of this Amendment and the Agreement, as amended hereby, have in each case been duly authorized by all necessary limited liability company, limited partnership or other organizational action and do not and will not (i) contravene the terms of the Company Partnership Agreement or the limited liability company agreement or certificate of formation (or other organizational documents) of the General Partner, the Company or any of their Subsidiaries, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which the General Partner, the Company or any of their Subsidiaries is a party and which could subject any holder of Notes to any liability, (iii) conflict with or result in any breach or contravention of any order, injunction, writ or decree of any governmental authority binding on the General Partner, the Company, any of their Subsidiaries or their respective properties, or (iv) violate any applicable law binding on or affecting the General Partner, the Company or any of their Subsidiaries.

        (b)   Each of the representations and warranties contained in paragraph 8 of the Agreement is true and correct on and as of the date hereof, and will be true and correct immediately upon, and as of the date of, consummation of the LIG Acquisition and the Reorganization, in each case except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

        (c)   On and as of the date hereof, and after giving effect to this Amendment, no Default or Event of Default exists under the Agreement.

        (d)   No Governmental Action is required for the due execution, delivery or performance by the Company or any of its Subsidiaries of this Amendment, the Agreement, as amended hereby, or any of the Loan Documents, as amended in connection herewith, to which the Company or any of its Subsidiaries is a party.

        (e)   This Amendment, the Agreement, as amended hereby, and each of the Loan Documents, as amended in connection herewith, to which the Company or any of its Subsidiaries is a party, constitute legal, valid and binding obligations of the Company or such Subsidiary, as applicable, enforceable against the Company or such Subsidiary, as applicable, in accordance with their respective terms.

        (f)    Each of the Liens under the Security Documents constitutes (and each of the Liens under the Security Documents to be delivered in connection with paragraph 5P of the Agreement, as amended hereby, will constitute) an Acceptable Security Interest on the Collateral purported to be encumbered thereby, enforceable against all third parties in all jurisdictions, securing the payment of all obligations stated to be secured thereby under such Security Documents, and the execution, delivery and performance of this Amendment and the Agreement, as amended hereby, do not adversely affect any Lien under any of the Security Documents.

        (g)   The quarterly and annual financial statements most recently delivered to the Purchasers pursuant to clauses (i) and (ii) of paragraph 5A of the Agreement fairly present the Consolidated financial condition of the Company and its Subsidiaries as of the respective dates thereof and the Consolidated results of the operations of the Company and its Subsidiaries for the respective fiscal periods ended on such dates, all in accordance with GAAP applied on a consistent basis (subject to normal year-end audit adjustments and the absence of footnotes in the case of the quarterly financial statements). Since December 31, 2003 there has been no material and adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any of its Subsidiaries. The Company and its Subsidiaries have no material contingent liabilities except as disclosed in such financial statements or the notes thereto.

        (h)   There is no pending or, to the knowledge of the Company, threatened action or proceeding affecting the Company or any of its Subsidiaries before any Governmental Person, referee or arbitrator that could reasonably be expected to have a Material Adverse Effect.

        8.     Conditions to Effectiveness. This Amendment shall become effective as of the date (the "Amendment No. 1 Effective Date") first above written when and if each of the conditions set forth in this paragraph 8 shall have been satisfied (or waived in writing by the Required Holder(s)).

        (a)   Execution and Delivery of Documents. Each Purchaser shall have received the following, each to be dated the date of execution and delivery thereof unless otherwise indicated, and each to be in form and substance satisfactory to such Purchaser and executed and delivered by each of the parties thereto, as applicable:

          (i)    This Amendment, dated as of the Amendment No. 1 Effective Date.

          (ii)   A certificate of a Responsible Officer certifying that (A) the representations and warranties contained in this Amendment and the Agreement, as amended hereby, are true and correct on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (B) no Event of Default or Default exists as of the date hereof and (C) all of the conditions specified in this paragraph 8 have been met.

          (iii)  Amendments to each of the existing Mortgages.

          (iv)  A copy of the LIG Purchase and Sale Agreement certified by a Responsible Officer (A) as being a true and correct copy of such document as of the Amendment No. 1 Effective Date, (B) except as otherwise disclosed in writing and acceptable to such Purchaser, as being in full force and effect and no material term or condition thereof having been amended, modified or waived after the execution thereof and (C) except as otherwise disclosed in writing and acceptable to such Purchaser, that to the knowledge of such Responsible Officer, none of the parties to any of the LIG Acquisition Documents shall have failed to perform any material obligation or covenant required by the LIG Acquisition Documents to be performed or complied with by it on or before the date of closing of the LIG Acquisition.

          (v)   A report by Barnes and Click, Inc. regarding the Properties that are the subject of the LIG Acquisition.

          (vi)  A Phase I environmental review by Flat Rock Energy Partners covering those Properties to be acquired in connection with the LIG Acquisition.

          (vii) An executed copy of the Third Amendment to the Bank Agreement, certified by a Responsible Officer as being a true and correct copy of such document as of the Amendment No. 1 Effective Date.

          (viii) Supplements as contemplated by Section 6.4(a) of the Intercreditor Agreement, executed by each additional Bank becoming a Bank in connection with the Third Amendment to the Bank Agreement.

          (ix)  An executed copy of the Omnibus Agreement certified by a Responsible Officer as being a true and correct copy of such document as of the date hereof.

          (x)   Such additional documents or certificates with respect to such legal matters or limited liability company, limited partnership or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

        (b)   Accuracy of Representations and Warranties. The representations and warranties contained in paragraph 7 of this Amendment shall be true and correct as of the Amendment No. 1 Effective Date.

9.     Miscellaneous.

        (a)   Effect on Agreement. On and after the Amendment No. 1 Effective Date, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement and each reference in the Notes and all other documents executed in connection with the Agreement to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement shall mean the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy under the Agreement nor, except as specifically set forth and limited in paragraph 6 hereof, constitute a waiver of any provision of the Agreement. Without limiting the generality of the foregoing, nothing in this Amendment shall be deemed (i) to constitute a waiver of compliance or consent to noncompliance by the Company or any other Person with respect to any term, provision, covenant or condition of the Agreement or any other Loan Document not expressly described in paragraph 6 or (ii) to prejudice any right or remedy that any holder of Notes may now have (after giving effect to the waiver set forth in paragraph 6) or may have in the future under or in connection with the Agreement or any other Loan Document.

        (b)   Counterparts. This Amendment may be executed in any number of counterparts (including those transmitted by facsimile) and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment. Delivery of this Amendment may be made by facsimile transmission of a duly executed counterpart copy hereof.

        (c)   Expenses. The Company confirms its agreement, pursuant to paragraph 11B of the Agreement, to pay promptly all out-of-pocket expenses of the Purchasers related to the preparation, negotiation, reproduction, execution and delivery of this Amendment and all matters contemplated hereby and thereby, including without limitation all fees and out-of-pocket expenses of the Purchasers' special counsel.

        (d)   Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

        (e)   Affirmation of Obligations. Notwithstanding that such consent is not required under the Guaranties, each of the Guarantors consents to the execution and delivery of this Amendment by the parties hereto. As a material inducement to the undersigned to amend the Agreement as set forth herein, each of the Guarantors respectively (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty to which it is a party and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.

        (f)    FINAL AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        {Remainder of this page blank; signature page follows.}

        If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least one counterpart to the Company at 2501 Cedar Springs, Suite 600, Dallas, Texas 85201.

Very truly yours,
CROSSTEX ENERGY SERVICES, L.P.
By:	Crosstex Operating GP, LLC, its general partner
By:
/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President and Chief Financial Officer

Agreed to as of the Amendment Effective Date:

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:
/s/ RANDALL KOB Vice President
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:
/s/ RANDALL KOB Vice President
PRUCO LIFE INSURANCE COMPANY
By:
/s/ RANDALL KOB Vice President

Signature Page to Letter Amendment No. 1

        Agreed to and acknowledged by each of the undersigned for the purposes set forth in paragraph 9(e):

GUARANTORS:
CROSSTEX ENERGY, L.P.
By:	Crosstex Energy GP, L.P., its general partner
	By:	Crosstex Energy GP, LLC, its general partner
By: /s/ WILLIAM W. DAVIS
Name: William W. Davis Title: Executive Vice-President and Chief Financial Officer
CROSSTEX CCNG GATHERING LTD. CROSSTEX CCNG MARKETING LTD. CROSSTEX CCNG PROCESSING LTD. CROSSTEX CCNG TRANSMISSION LTD. CROSSTEX GULF COAST MARKETING LTD. CROSSTEX GULF COAST TRANSMISSION LTD.
By:	Crosstex Energy Services GP, LLC, general partner of each above limited partnership
	By:	/s/ WILLIAM W. DAVIS
Name: William W. Davis Title: Executive Vice-President and Chief Financial Officer
CROSSTEX ALABAMA GATHERING SYSTEM, L.P. CROSSTEX MISSISSIPPI INDUSTRIAL GAS SALES, L.P. CROSSTEX MISSISSIPPI PIPELINE, L.P. CROSSTEX SEMINOLE GAS, L.P. CROSSTEX ACQUISITION MANAGEMENT, L.P.
By:	Crosstex Acquisition Management GP, LLC, general partner of each above limited partnership
	By:	/s/ WILLIAM W. DAVIS
Name: William W. Davis Title: Executive Vice-President and Chief Financial Officer

Signature Page to Letter Amendment No. 1

CROSSTEX TREATING SERVICES, L.P.
By:	Crosstex Treating Services GP, LLC, its general partner
	By:	/s/ WILLIAM W. DAVIS
Name: William W. Davis Title: Executive Vice-President and Chief Executive Officer

Signature Page to Letter Amendment No. 1

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  Exhibit 10.2
LETTER AMENDMENT NO. 1 to MASTER SHELF AGREEMENT